EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related prospectuses of Arrow Electronics, Inc. listed below of our reports dated March 16, 2005, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc., Arrow Electronics, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arrow Electronics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

1.	Registration Statement (Form S-8 No. 333-118563)

2.	Registration Statement (Form S-8 No. 333-101533)

3.	Registration Statement (Form S-8 No. 333-101534)

4.	Registration Statement (Form S-8 No. 33-61121)

5.	Registration Statement (Form S-8 No. 333-52872)

6.	Registration Statement (Form S-8 No. 333-37704)

7.	Registration Statement (Form S-8 No. 333-70343)

8.	Registration Statement (Form S-8 No. 333-45631)

9.	Registration Statement (Form S-8 No. 33-55565)

10.	Registration Statement (Form S-8 No. 33-66594)

11.	Registration Statement (Form S-8 No. 33-48252)

12.	Registration Statement (Form S-8 No. 33-20428)

13.	Registration Statement (Form S-8 No. 2-78185)

14.	Registration Statement (Form S-3 No. 333-38692)

15.	Registration Statement (Form S-3 No. 333-50572)

16.	Registration Statement (Form S-4 No. 333-51100)

17.	Registration Statement (Form S-3 No. 333-91387)

18.	Registration Statement (Form S-3 No. 333-52695)

19.	Amendment No. 1 to the Registration Statement (Form S-3 No. 333-19431)

20.	Amendment No. 1 to the Registration Statement (Form S-3 No. 33-54473)

21.	Amendment No. 1 to the Registration Statement (Form S-3 No. 33-67890)

22.	Amendment No. 1 to the Registration Statement (Form S-3 No. 33-42176)

/s/ ERNST & YOUNG LLP

New York, New York
March 16, 2005